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                                 EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Compensation Plan of North American Technologies Group, Inc. of our report dated February 9, 1995, with respect to the financial statements of EET, Inc. included in the North American Technologies Group, Inc. Form 8-K, as amended by Form 8-K/A-1 filed with the Securities and Exchange Commission on May 19, 1995.

                                            ERNST & YOUNG LLP

Houston, Texas
February 21, 1996